Exhibit 10.1

STORAGENETWORKS, INC.

AMENDMENT TO EXECUTIVE RETENTION AGREEMENT

This Amendment to Executive Retention Agreement is entered into as of the 14th day of May between StorageNetworks, Inc. (the “Company”) and              (the “Executive”).

WHEREAS, the Company and the Executive are parties to that certain Executive Retention Agreement dated as of              (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement; and

WHEREAS, the Company and the Executive desire to amend the Agreement as provided herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1.    Section 4.2 of the Agreement is hereby amended such that all compensation payable to the Executive in cash under such Section 4.2 shall be payable on the Date of Termination rather than at the times specified in such Section 4.2. Without limiting the generality of the foregoing, the option of the Company to make the payments required under Section 4.2(a)(i)(3) in equal installments over a 12 month period is hereby eliminated.

2.    Except as amended hereby, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the date set forth above.

STORAGENETWORKS, INC.                  EXECUTIVE

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